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							   Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Ohio Casualty Corporation on Form S-8 (File Nos. 333-69895 and 33-67962) and Form S-3 (File Nos. 333-70761 and 333-29483) of our report dated February 4, 1999, on our audits of the consolidated financial statements of Ohio Casualty Corporation as of and for the years ended December 31, 1998, 1997 and 1996, which report is included in the Ohio Casualty Corporation Current Report on Form 8-K/A dated March 26, 1999.




/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Cincinnati, Ohio
March 24, 1999